UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 20, 2010

Boyd Gaming Corporation

(Exact Name of Registrant as Specified in its Charter)

Nevada	001-12882	88-0242733
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3883 Howard Hughes Parkway, Ninth Floor

Las Vegas, Nevada 89169

(Address of Principal Executive Offices, Including Zip Code)

(702) 792-7200

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

At the 2010 Annual Meeting of Stockholders (the “Annual Meeting”) of Boyd Gaming Corporation (the “Company”), held on May 20, 2010, the following proposals were voted on by the Company’s stockholders, as set forth below:

Proposal 1. Election of Directors.

Name of Nominee	Votes For	Votes Withheld	Broker Non-Votes
Robert L. Boughner	66,135,308	3,581,111	10,684,503
William R. Boyd	68,662,402	1,054,017	10,684,503
William S. Boyd	68,789,537	926,882	10,684,503
Thomas V. Girardi	68,989,987	726,432	10,684,503
Marianne Boyd Johnson	68,659,585	1,056,834	10,684,503
Billy G. McCoy	68,946,974	769,445	10,684,503
Frederick J. Schwab	69,071,580	644,839	10,684,503
Keith E. Smith	69,078,469	637,950	10,684,503
Christine J. Spadafor	68,988,459	727,960	10,684,503
Peter M. Thomas	69,077,148	639,271	10,684,503
Veronica J. Wilson	69,074,552	641,867	10,684,503

Proposal 2. Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010.

Votes For	Votes Against	Abstain	Broker Non-Votes
79,800,870	372,759	227,293	0

The Company’s stockholders elected each of the director nominees and ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 25, 2010	Boyd Gaming Corporation

/s/ JOSH HIRSBERG
Josh Hirsberg
Senior Vice President, Chief Financial Officer and Treasurer